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                         GREAT PLAINS SOFTWARE, INC.
                  NONEMPLOYEE DIRECTOR STOCK OPTION AGREEMENT


         THIS AGREEMENT, made this ____ day of __________, by and between Great Plains Software, Inc., a Minnesota corporation (the "Company"), and __________________, a nonemployee director of the Company (the "Director").

         In consideration of the agreements hereinafter set forth, the parties hereto hereby agree as follows:

         1.   GRANT OF OPTION

         The Company hereby grants to the Director the right and option (the "option") to purchase all or any part of an aggregate of _______ shares (the "Shares") of Common Stock, par value $.01 per share (the "Common Stock"), of the Company at the price of $____ per Share on the terms and conditions set forth herein. This option is not intended to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         2.   TERM AND EXERCISE

         (a) This option shall in all events terminate ______ years from the date of grant.

         (b) Subject to the provisions of Section 3 below, this option may be exercised only as follows: (i) until ________________, this option may not be exercised, (ii) after ____________________, this option may be exercised with respect to ____% of the Shares to which this option relates,
(iii) after _____________, this option may be exercised with respect to an additional ____% of the Shares to which this option relates, (iv) after _____________, this option may be exercised with respect to an additional
____% of the Shares to which this option relates and (v) after
______________, this option may be exercised with respect to an additional
____% of the Shares to which this option relates. In the event that the Director does not purchase in any of the above-described periods the full number of Shares to which he or she is entitled under this option, the Director may, subject to the terms and conditions of Section 3 hereof, purchase such remaining Shares at any subsequent time during the term of this option. During the lifetime of the Director, this option shall be exercisable only by the Director and shall not be transferable by the Director otherwise than by will or the laws of descent and distribution.

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         (c)  Notwithstanding the provisions of Section 2(b) above, this option shall automatically become fully exercisable in the event of (i) a dissolution or liquidation of the Company, (ii) a merger in which the Company is not the surviving corporation, (iii) a transaction or series of related transactions in which 100% of the then outstanding voting stock of the Company is sold or otherwise transferred or (iv) a sale of substantially all of the assets of the Company.

         3.   EFFECT OF TERMINATION OF SERVICE

         (a) If the Director ceases to serve as a director, the Director may, but only within five years after the date the Director ceases to be a director of the Company, or by the date of termination of this option, whichever is earlier, exercise this option to the extent that the Director was entitled to exercise the option at the date of such termination. To the extent that the Director was not entitled to exercise this option at the date of such termination, or if the Director does not exercise this option (which the Director was entitled to exercise) within the time specified herein, the option shall terminate.

         (b) Notwithstanding the provisions of Section 3(a) above, in the event the Director is unable to continue the Director's service as a director with the Company as a result of the Director's total and permanent disability (as defined in Section 22(e)(3) of the Code), the Director may, but only within seven months from the date of termination, exercise this option to the extent the Director was entitled to exercise it at the date of such termination. To the extent that the Director was not entitled to exercise this option at the date of termination, or if the Director does not exercise this option (which the Director was entitled to exercise) within the time specified herein, this option shall terminate.

         (c) Notwithstanding the provisions of Section 3(a) above, in the event of the death of the Director

              (i) who is at the time of the Director's death a director of the Company, this option may be exercised, at any time within six months following the date of death, by the Director's estate or by a person who acquired the right to exercise this option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Director continued living and remained a director for six months after the date of death; or

              (ii) who dies within 30 days after the Director ceases to be a director, this option may be exercised, at any time within six months following the date of death, by the Director's estate or by a person who acquired the right to exercise this option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date the Director ceased to be a director.


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         4.   MANNER OF EXERCISE

         (a) This option can be exercised only by the Director or other proper party (as set forth in Section 3(c) hereof) within the option period by delivering written notice to the Company at its principal office in Fargo, North Dakota, stating the number of Shares as to which this option is being exercised and accompanied by payment in full of the option price for all Shares designated in the notice.

         (b) The Director may pay the option price in cash or by check (bank check, certified check or personal check) or by delivering to the Company shares of Common Stock owned by the Director (and with the certificates therefor registered in the Director's name) having a fair market value equal to the option price. For these purposes, the fair market value of the Common Stock shall be determined by the Board of Directors in it discretion; provided, however, that in the event the Common Stock is traded on the Nasdaq National Market System or listed on a stock exchange, the fair market value per share shall be the closing price on such system or exchange on the day preceding the date of exercise of the option, as reported in THE WALL STREET JOURNAL.

         5.   ADJUSTMENTS

         If the Director exercises all or any portion of this option subsequent to any change in the number of shares or character of the Common Stock through merger, consolidation, reorganization, recapitalization, stock dividend or otherwise, the Director shall then receive for the aggregate price paid on such exercise of this option the number and type of securities or other consideration which he or she would have received if this option had been so exercised prior to the event changing the number or character of outstanding shares.

         6.   SECURITIES LAW MATTERS

         The Director hereby represents and agrees that any Shares which the Director may acquire pursuant to the exercise of this option will be acquired for the Director's own account, and not with a view toward the distribution thereof in violation of federal or applicable state securities laws. The Director agrees that the effectiveness of any exercise hereof and the issuance of any Shares to the Director upon any exercise of this option may be delayed in order to permit the Company to comply with any federal and state securities laws applicable to such issuance. The Director acknowledges that the Company is not, and will at no time be, under any obligation to the Director to register any of the Shares issued or issuable upon exercise hereof under any federal or state securities laws and that consequently: (a) at the time of acquisition any such Shares may not be registered under either federal or applicable state securities laws, (b) the Company will be relying upon the foregoing representations of the Director in agreeing to issue such Shares to the Director, (c) the transferability of such Shares may be subject to restrictions imposed


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by all applicable federal and state securities laws on unregistered shares and (d) the certificates evidencing such Shares may be imprinted with an appropriate legend setting forth such restrictions on transferability.

         7.   DEFINITION OF SHARES

         References to Shares herein shall be deemed to include, in addition to the Shares described in Section 1 hereof, any securities received in respect of such Shares in a stock split, stock dividend, reorganization, reclassification or recapitalization or in a merger or consolidation involving the Company or a sale of all or substantially all of the Company's assets.

         8.   MISCELLANEOUS

         (a) This Agreement shall not confer on the Director any right with respect to continuance of service as a director of the Company. The Director shall have none of the rights of a shareholder of the Company with respect to the Shares subject to this option until such Shares shall have been issued to the Director upon exercise of this option.

         (b) The Company shall at all times during the term of this option reserve and keep available such number of shares of Common Stock as shall be sufficient to satisfy the requirements of this Agreement.

         (c) This Agreement shall be construed and enforced in accordance with the laws of the State of North Dakota.

         (d) This Agreement evidences the entire understanding and agreement of the parties hereto relative to the purchase of the Shares by the Director. This Agreement supersedes any and all other agreements and understandings, whether written or oral, relative to the matters discussed herein. This Agreement may only be amended by a written document signed by both of the parties hereto.

         (e) This Agreement shall bind and inure to the benefit of the parties, their personal representatives, successors and assigns.


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first set forth above.


                                       GREAT PLAINS SOFTWARE, INC.



                                       By
                                          ------------------------------------
                                          Douglas J. Burgum
                                          Chairman of the Board, President
                                          and Chief Executive Officer


                                          ------------------------------------
                                          [Name of Director]





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